Exhibit 5.1

[LETTERHEAD OF VENABLE LLP]

August 12, 2024

NETSTREIT Corp.

2021 McKinney Avenue

Suite 1150

Dallas, Texas 75201

Re: Registration Statement on Form S-3

Ladies and Gentlemen:

We have served as Maryland counsel to NETSTREIT Corp., a Maryland corporation (the “Company”), in connection with certain matters of Maryland law arising out of the registration by the Company of (a) the offering and sale of the following securities (collectively, the “Securities”) of the Company: (i) shares of the Company’s common stock, $0.01 par value per share (“Common Stock”); (ii) shares of the Company’s preferred stock, $0.01 par value per share (“Preferred Stock”); (iii) warrants (“Warrants”) to purchase other Securities; (iv) debt securities of the Company (“Debt Securities”); and (v) depositary shares (“Depositary Shares”), each representing a fractional interest in a share of Preferred Stock, and (b) the offering, sale and issuance by the Company from time to time of up to $300,000,000 in aggregate gross sale price of shares (the “ATM Shares”) of Common Stock, pursuant to the ATM Equity Offering Sales Agreement, dated as of August 12, 2024 (the “ATM Agreement”), by and among the Company, NETSTREIT, L.P., a Delaware limited partnership, and Wells Fargo Securities, LLC, BofA Securities, Inc., Robert W. Baird & Co. Incorporated, BTIG, LLC, Capital One Securities, Inc., Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, Jefferies LLC, Mizuho Securities USA LLC, Nomura Securities International, Inc., Raymond James & Associates, Inc., Regions Securities LLC, Scotia Capital (USA) Inc., Stifel, Nicolaus & Company, Incorporated, TD Securities (USA) LLC and Truist Securities, Inc., acting as sales agents for the Company, principal and/or (if applicable) as forward sellers on behalf of the affiliated Forward Purchasers (as defined below) (each an “Agent” and collectively, the “Agents”), and Wells Fargo Bank, National Association, Bank of America, N.A., Robert W. Baird & Co. Incorporated, The Bank of Nova Scotia, Citibank, N.A., Goldman Sachs & Co. LLC, Jefferies LLC, Mizuho Markets Americas LLC, Nomura Global Financial Products Inc., Raymond James & Associates, Inc., Regions Securities LLC, Stifel, Nicolaus & Company, Incorporated, The Toronto-Dominion Bank and Truist Bank, as forward purchasers (each, a “Forward Purchaser” and collectively, the “Forward Purchasers”). The offering and sale of the Securities and the ATM Shares are each covered by the above-referenced Registration Statement (as amended and supplemented, the “Registration Statement”), filed by the Company with the United States Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”). This firm did not participate in the drafting or negotiation of the ATM Agreement or any Confirmation (as defined below).

NETSTREIT Corp.

August 12, 2024

In connection with our representation of the Company, and as a basis for the opinion hereinafter set forth, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (hereinafter collectively referred to as the “Documents”):

1.            The Registration Statement and the related form of prospectus included therein (the “Prospectus”), in the form in which it was transmitted to the Commission for filing under the Securities Act;

2.            The charter of the Company (the “Charter”), certified by the State Department of Assessments and Taxation of Maryland (the “SDAT”);

3.            The Amended and Restated Bylaws of the Company, certified as of the date hereof by an officer of the Company;

4.            A certificate of the SDAT as to the good standing of the Company, dated as of a recent date;

5.            The ATM Agreement, including the form of forward confirmation attached as Annex II (the “Form of Confirmation”);

6.            Resolutions (the “Resolutions”) adopted by the Board of Directors of the Company (the “Board”) relating to, among other matters, (a) the filing of the Registration Statement and the issuance of the Securities, (b) the execution and delivery by the Company of the ATM Agreement and any Confirmation and (c) the offering, sale and issuance of the ATM Shares, certified as of the date hereof by an officer of the Company;

7.            A certificate executed by an officer of the Company, dated as of the date hereof; and

8.            Such other documents and matters as we have deemed necessary or appropriate to express the opinion set forth below, subject to the assumptions, limitations and qualifications stated herein.

In expressing the opinion set forth below, we have assumed the following:

NETSTREIT Corp.

August 12, 2024

1.            Each individual executing any of the Documents, whether on behalf of such individual or another person, is legally competent to do so.

2.            Each individual executing any of the Documents on behalf of a party (other than the Company) is duly authorized to do so.

3.            Each of the parties (other than the Company) executing any of the Documents has duly and validly executed and delivered each of the Documents to which such party is a signatory, and each such party’s obligations set forth therein are legal, valid and binding and are enforceable in accordance with all stated terms.

4.            All Documents submitted to us as originals are authentic. The form and content of all Documents submitted to us as unexecuted drafts do not differ in any respect relevant to this opinion from the form and content of such Documents as executed and delivered. All Documents submitted to us as certified or photostatic copies conform to the original documents. All signatures on all Documents are genuine. All public records reviewed or relied upon by us or on our behalf are true and complete. All representations, warranties, statements and information contained in the Documents are true and complete. There has been no oral or written modification of or amendment to any of the Documents, and there has been no waiver of any provision of any of the Documents, by action or omission of the parties or otherwise.

5.            Upon the issuance of (a) any ATM Shares or (b) any Securities that are shares of Common Stock (“Common Securities”), including any Common Securities that may be issued upon conversion, redemption, exchange or exercise of any other Securities convertible into or redeemable, exchangeable or exercisable for Common Securities, the total number of shares of Common Stock issued and outstanding will not exceed the total number of shares of Common Stock that the Company is then authorized to issue under the Charter.

6.            Upon the issuance of any Securities that are shares of Preferred Stock (“Preferred Securities”), including (a) any Preferred Securities that may be issued upon conversion, redemption, exchange or exercise of any other Securities convertible into or redeemable, exchangeable or exercisable for Preferred Securities and (b) any Preferred Securities represented by Depositary Shares, the total number of shares of Preferred Stock issued and outstanding, and the total number of issued and outstanding shares of the applicable class or series of Preferred Stock designated pursuant to the Charter, will not exceed the total number of shares of Preferred Stock or the number of shares of such class or series of Preferred Stock that the Company is then authorized to issue under the Charter.

NETSTREIT Corp.

August 12, 2024

7.            Any Securities convertible into or redeemable, exchangeable or exercisable for any other Securities will be duly converted, redeemed, exchanged or exercised in accordance with their terms.

8.            The issuance, and certain terms, of the Securities to be issued by the Company from time to time will be authorized and approved by the Board, or a duly authorized committee thereof, in accordance with the Maryland General Corporation Law, the Charter, the Bylaws, the Registration Statement and the Resolutions and, with respect to any Preferred Securities to be issued by the Company, articles supplementary setting forth the number of shares and the terms of the applicable class or series of Preferred Stock will be filed with and accepted for record by the SDAT prior to their issuance (such authorization and approval and, if applicable, acceptance for record, are referred to herein as the “Corporate Proceedings”).

9.            The Securities and the ATM Shares will not be issued or transferred in violation of the restrictions or limitations contained in Article VII of the Charter.

10.          Each Confirmation entered into by and between the Company and any Forward Purchaser (each, a “Confirmation”) will not differ in any manner material to this opinion from the Form of Confirmation.

Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, it is our opinion that:

1.            The Company is a corporation duly incorporated and validly existing under the laws of the State of Maryland and is in good standing with the SDAT.

2.            Upon the completion of all Corporate Proceedings relating to the Common Securities, the issuance of the Common Securities will be duly authorized and, when and if issued and delivered against payment therefor in accordance with the Registration Statement, the Resolutions and the Corporate Proceedings, the Common Securities will be validly issued, fully paid and nonassessable.

3.            Upon the completion of all Corporate Proceedings relating to the Preferred Securities, the issuance of the Preferred Securities will be duly authorized and, when and if issued and delivered against payment therefor in accordance with the Registration Statement, the Resolutions and the Corporate Proceedings, the Preferred Securities will be validly issued, fully paid and nonassessable.

4.            The issuance of the ATM Shares by the Company pursuant to the ATM Agreement and any Confirmation has been duly authorized and, when and if issued and delivered by the Company against payment therefor in accordance with the Resolutions, the Registration Statement, the ATM Agreement and any Confirmation, the ATM Shares will be validly issued, fully paid and nonassessable.

NETSTREIT Corp.

August 12, 2024

5.            Upon the completion of all Corporate Proceedings relating to the Warrants, the issuance of the Warrants will be duly authorized.

6.            Upon the completion of all Corporate Proceedings relating to the Debt Securities, the issuance of the Debt Securities will be duly authorized and, when issued and delivered in accordance with the Prospectus, the Resolutions and the Corporate Proceedings, the Debt Securities will be validly issued.

7.            Upon the completion of all Corporate Proceedings relating to the Depositary Shares, the issuance of the Depositary Shares will be duly authorized.

The foregoing opinion is limited to the laws of the State of Maryland and we do not express any opinion herein concerning any federal laws or the laws of any other state. We express no opinion as to the applicability or effect of federal or state securities laws, including the securities laws of the State of Maryland, or as to federal or state laws regarding fraudulent transfers. To the extent that any matter as to which our opinion is expressed herein would be governed by the laws of any jurisdiction other than the State of Maryland, we do not express any opinion on such matter. The opinion expressed herein is subject to the effect of any judicial decision which may permit the introduction of parol evidence to modify the terms or the interpretation of agreements.

The opinion expressed herein is limited to the matters specifically set forth herein and no other opinion shall be inferred beyond the matters expressly stated. We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.

This opinion is being furnished to you for submission to the Commission as an exhibit to the Registration Statement. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of the name of our firm therein. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act.

Very truly yours,

/s/ Venable LLP